Exhibit 99.1

DELTIC TIMBER CORPORATION

IMPORTANT NOTICE REGARDING TRADING IN DELTIC AND POTLATCH STOCK AND STOCK AWARDS

To:	Members of the Board of Directors and Executive Officers

From:	Jim Andrews, General Counsel

Date:	January 19, 2018

Re:	Notice of Blackout Period to Directors and Executive Officers

To facilitate changes arising from the expected Deltic-Potlatch merger, the record keeper for the Deltic employee Thrift Plan (i.e., the Deltic 401(k) plan) will need to temporarily suspend participant trading in the Deltic employer stock fund under the Thrift Plan. Applicable securities laws generally require that if trading in a company’s stock under its 401(k) plan is suspended, the company must also suspend trading for the same period by the company’s executive officers and directors in company stock and stock awards that were acquired by the executives and directors as compensation for their services with the company.

Accordingly:

(1) From 11:00 a.m. Central Time on February 16, 2018 through closing of the Deltic-Potlatch merger, as executive officers and directors of Deltic, you will be prohibited from buying or selling Deltic stock and exercising Deltic stock awards that were acquired as compensation for your services with Deltic, and

(2) From the closing of the Deltic-Potlatch merger and for a period of seven business days thereafter, as current executive officers and directors of Deltic, you will be prohibited from buying or selling Potlatch stock and exercising Potlatch stock awards that were acquired in the merger in respect of Deltic stock and awards originally granted to you as compensation for your services with Deltic.

This suspension will be lifted early if the changes to the Deltic 401(k) Plan are completed before the currently anticipated end date. We will try to notify you if the suspension is lifted early.

This suspension applies only to Deltic and Potlatch and to stock awards that derive from awards you received as compensation for your services with Deltic. Furthermore, the applicable rules allow certain limited transactions in this stock, such as gifts, during the suspension period.

This suspension will not affect the automatic conversion of your Deltic stock to Potlach stock, or the conversion of your Deltic stock awards, in connection with the Deltic-Potlatch merger in accordance with the terms of the Deltic-Potlatch merger agreement.

This suspension is separate from, and in addition to, any other restrictions on trading Deltic equity securities currently applicable to you.

The attached formal notice explains the trading suspension in more detail and will be filed on SEC Form 8-K on Monday, January 22, 2018. If you have questions about the trading suspension, please call Jim Andrews at 870-881-6484.

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Notice of Blackout Period to Directors and Executive Officers

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, we are required to notify you if restrictions are imposed on your trading in equity securities of Deltic Timber Corporation (“Deltic”) due to a “blackout period” under the Thrift Plan of Deltic (the “Plan”).

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Deltic, Potlatch Corporation (“Potlatch”) and Portland Merger LLC (“Merger Sub”), subject to shareholder approval and certain other conditions, Deltic is expected to be merged with and into Merger Sub (the “Merger”). As a result of the Merger, at the closing, each share of Deltic common stock will be converted into the right to receive 1.8 shares of Potlatch common stock, including any shares of Deltic stock that are held by Plan participants in the Plan. Deltic has been informed by the Plan’s record keeper that it anticipates the need to institute a blackout period in order to facilitate the impact of this share conversion under the Plan (the “Blackout Period”).

The Blackout Period is expected to begin at 11:00 a.m. Central Time on February 16, 2018 and is scheduled to end seven business days following the closing of the Merger, subject to a possible early termination by the record keeper. Since Deltic does not yet know the exact closing date of the Merger, it is unable to determine the exact dates for the Blackout Period at this time. During the Blackout Period, subject to the consummation of the Merger, the Deltic common stock investment option (the “Deltic Stock Fund”) under the Plan will be modified to become a fund that holds Potlatch common stock and the Deltic Stock Fund will thereafter be discontinued as an investment option under the Plan and will be replaced with a fund enabling participants to invest their Plan accounts in Potlatch common stock. Accordingly, the Blackout Period will apply both during the period prior to the consummation of the Merger (during which time the Plan will hold Deltic common stock) and for a period following the consummation of the Merger (during which time the Plan will be modified to permit investment in Potlatch common stock). If the record keeper of the Plan is able to complete the foregoing Plan modification before the currently anticipated end date, the Blackout Period may be terminated prior to such date. Deltic’s executive officers and directors will be notified as soon as is reasonably practicable after such dates are known.

Applicable securities laws require that during the Blackout Period, Deltic’s executive officers and directors must also be prohibited from transacting in company stock and stock awards that were acquired by the executives and directors as compensation for their services with Deltic. Accordingly, this notice is intended to inform you that, during the Blackout Period, you may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any Deltic common stock (or related securities, including derivative securities) that you may acquire or previously acquired in connection with your service or employment as a

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director or executive officer of Deltic. These prohibitions apply to you and to members of your immediate family who share your household, as well as by trusts, corporations and other entities whose equity ownership may be attributed to you. Please note that these restrictions do not apply to certain limited trading activities, which include (i) dividend reinvestments pursuant to a broad-based plan, (ii) transactions pursuant to a 10b5-1 plan that is not entered into or modified during the Blackout Period and (iii) certain bona fide gifts.

These Blackout Period restrictions are separate from, and in addition to, any other restrictions on trading Deltic equity securities currently applicable to Deltic’s directors and executive officers.

If you engage in a transaction that violates the restrictions described above, you may be required to forfeit any profits realized from such transaction, and may be subject to civil and criminal penalties. Accordingly, we strongly urge you to refrain from making any trades in Deltic common stock (or related securities) during the Blackout Period.

This notice will be filed with the Securities and Exchange Commission as part of a current report on Form 8-K.

During the Blackout Period and for a period of two years after the end date, you and security holders or other interested persons may obtain, without charge, information regarding the Blackout Period. Please direct inquiries about the Blackout Period, including information as to whether the Blackout Period has begun or ended, or questions and requests for pre-clearance of your transactions in equity securities of the Company, or questions regarding exempt transactions, to Deltic Timber Corporation’s General Counsel at (870) 881-6484.

ADDITIONAL INFORMATION

This communication is being made in respect of the proposed merger transaction involving Potlatch and Deltic. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed merger, Potlatch and Deltic have filed relevant materials with the Securities and Exchange Commission (“SEC”), including a Potlatch registration statement on Form S-4 (Reg. No. 333-221942), which the SEC has declared effective, that includes a joint proxy statement of Potlatch and Deltic and also constitutes a prospectus of Potlatch, which was first mailed to Potlatch and Deltic stockholders on January 19, 2018. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF POTLATCH AND DELTIC ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED

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TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The joint proxy statement/prospectus, as well as other filings containing information about Potlatch and Deltic are available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from Potlatch’s website at http://www.Potlatchcorp.com under the Investor Resources tab (in the case of documents filed by Potlatch) and on Deltic’s website at https://www.Deltic.com under the Investor Relations tab (in the case of documents filed by Deltic).

Potlatch and Deltic, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Deltic and Potlatch in respect of the proposed merger transaction. Certain information about the directors and executive officers of Potlatch is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 17, 2017, its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on October 24, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on April 3, 2017 and its Current Reports on Form 8-K, which were filed on May 1, 2017, May 4, 2017, October 23, 2017 and December 7, 2017. Certain Information about the directors and executive officers of Deltic is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 7, 2017, its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on November 2, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 20, 2017, its supplement to the proxy statement for its 2017 annual meeting of the stockholders, which was filed with the SEC on March 30, 2017 and its Current Reports on Form 8-K, which were filed with the SEC on February 27, 2017, March 8, 2017, May 2, 2017, September 1, 2017, September 5, 2017, October 23, 2017, November 11, 2017 and December 21, 2017. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are included in the joint proxy statement/prospectus.

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